UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 17, 2006

                              CYTATION CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                   00114800              16-0961436
 (State  of Incorporation)   (Commission File Number)   (IRS Employer
                                                        Identification Number)

                4902 EISENHOWER BLVD., SUITE 185, TAMPA, FL 33634
               (Address of Principal Executive Offices) (Zip Code)

                                 (813) 885-5998
              (Registrant's Telephone Number, Including Area Code)


           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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     Unless  otherwise  indicated  or  the  context  otherwise  requires,  all references below in this Report on Form 8-K to "we," "us" and the "Company" are to Cytation Corporation, a Delaware corporation, together with its wholly-owned subsidiaries, DeerValley Acquisitions Corp., a Florida corporation, and Deer Valley Homebuilders, Inc., an Alabama corporation. Specific discussions or comments relating to Cytation Corporation will reference the "Company," those relating to DeerValley Acquisitions Corp. will reference "DVA", and those relating to Deer Valley Homebuilders, Inc. will be referred to as "Deer Valley."

ITEM  3.02   SALE  OF  UNREGISTERED  SECURITIES.

     The Company issued, in satisfaction of that certain Interest Bearing Non-Convertible Installment Promissory Note, in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), together with interest accruing thereon, (a) 150,000 shares of its Series A Convertible Preferred Stock, (b) Series A Common Stock Purchase Warrants entitling the holder to purchase up to an aggregate of 200,000 shares of its Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) Series B Common Stock Purchase Warrants entitling the holder to purchase up to an aggregate of 100,000 shares of its Common Stock at an exercise price of two dollars and twenty five cents ($2.25) per share (the "Debt Exchange").

     The issuance of the Series A Convertible Preferred Stock, Series A Warrants, and Series B Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued only to institutional or accredited investors.

     Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the debt exchange and issuance of Series A Convertible Preferred Stock. Midtown Partners is located in Tampa, Florida. In connection with the Debt Exchange, Midtown Partners is entitled to receive cash commissions equal to $150,000, plus non-accountable expense payments, and (a) a Series BD-1 Common Stock Purchase Warrant entitling Midtown Partners to purchase 20,000 shares of the Company's common stock at an exercise price of seventy five cents ($.75) per share, (b) a Series BD-2 Common Stock Purchase Warrant entitling Midtown Partners to purchase 20,000 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) a Series BD-3 Common Stock Purchase Warrants entitling Midtown Partners to purchase 10,000 shares of the Company's common stock at an exercise price of two dollars and twenty five cents ($2.25) per share.

     The issuance of the Series BD Warrants to Midtown Partners was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued only to institutional or accredited investors.

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     The  Debt  Exchange resulted in the cancellation of debt and did not result in  cash  proceeds  to  the  Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CYTATION CORPORATION



                                   By: /s/ Charles G. Masters
                                       ----------------------
                                   Name: Charles G. Masters
                                         ------------------
                                   Title: President, Chief Executive Officer
                                          ----------------------------------
                                   Dated: March 23, 2006

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